Exhibit 10.80
Without Prejudice unless and until properly executed by Brad Holman and returned to
Blackbaud Pacific Pty Ltd

Deed of Release

Blackbaud Pacific Pty Ltd
ACN 095 925 170
Company

and

Brad Holman
Employee

Without Prejudice unless and until properly executed by Brad Holman and returned to
Blackbaud Pacific Pty Ltd

Deed of Release
Date This Deed of Release (Deed) is made on: 29” October 2015.
Parties

1.	Blackbaud Pacific Pty Ltd ACN 095 925 170 of Level 2, 65 Berry Street, North Sydney, New South Wales 2060 Australia (Company); and

2.	Brad Holman of 1 Bourmac Avenue, Northbridge, NSW 2063, (Employee).
Background

A.	The Employee commenced employment with the Company on 1 November 2010 most recently in the position of President, International Business Unit (Employment).

B.
On 28 September 2015, following a consultation process between the Company's representative and the Employee concerning the potential removal of the Employee’s position, it was determined the Employee would leave his employment with the Company due to his role being made redundant. (Employment Separation).

C.
Without admission of liability, the parties have agreed to resolve all matters relating to or in connexion with the Employment, the Employment Separation and all other matters arising between them on the terms set out in this Deed.

Operative Provisions

1.	Interpretation

1.1	In this Deed:

(a)	clause headings are for convenience only and do not affect interpretation; and unless the context otherwise requires;

(b)
references to any statute or statutory provisions shall include any modification or re-enactment of, or any legislative provisions substituted for, and all legislation and statutory instruments issued under such legislation or such provision;

(c)
words denoting the singular shall include the plural and vice versa, words denoting any gender shall include all genders, words denoting individuals shall include corporations, associations, trustees, instrumentalities and partnerships and vice versa;

Without Prejudice unless and until properly executed by Brad Holman and returned to
Blackbaud Pacific Pty Ltd

(d)	reference to parties, parts, clauses, annexures and schedules are references to parties, parts, clauses, annexures and schedules to this agreement as modified or varied from time to time;

(e)
Claims means any and all claims, demands, actions, or proceedings (legal, equitable or statutory) including any civil remedy provisions under the Fair Work Act 2009, whether known or unknown, which the Employee has now or may have in the future have against the Company or the Group arising out of or in connexion with:

(i)	the Employment; and

(ii)	the Employment Separation.

(f)	Group means the Company and each and any related body corporate and the directors, employees, servants and agents of the Company and each related body corporate; and

(g)	Related body corporate means a company that is:

(i)	a subsidiary of the Company;

(ii)	a holding company of the Company; or

(iii)	a subsidiary of a holding company of the Company.

2.	Settlement

2.1	The Employee’s final date of employment with the Company shall be 31 December 2015 (Separation Date).

2.2	Upon execution of this Deed and for the promise of the payment and terms set out in clause 3, the Employee provides the releases set out in clause 5.

Without Prejudice unless and until properly executed by Brad Holman and returned to
Blackbaud Pacific Pty Ltd

3.	Obligations

3.1	Subject to the Company receiving by 5pm on 31 October 2015 a copy of this Deed signed by the Employee the Company will:

(a)	pay to the Employee AU$ 588,030 calculated in accordance with Schedule 1 into the Employee's nominated bank account on or about the Separation Date (Settlement Payment); and

(b)	provide to the Employee a written statement of service on or about the Separation Date (Statement of Service) confirming the Employee's position, duties performed and dates of employment.

3.2	The Employee acknowledges that:

(a)	the Settlement Payment meets and exceeds his contractual and statutory entitlements payable on termination; and

(b)	tax will be withheld from the Settlement Payment, and that the amount of tax withheld may not represent the total tax payable on assessment.

(c)	Post Termination restrictions as detailed in their employment contract dated July 2015 remain in force (attached)

3.3	The Company makes no representations or warranties in relation to the Employee's tax liability in relation to any payment under this Deed.

3.4
If the Company withholds tax from any payment made to the Employee under this Deed and the Australian Taxation Office determines that a greater amount of tax should have been withheld, the Employee must indemnify the Company in respect of the difference.

4.	Other obligations

4.1	The Employee will:

(a)	return any Company property in his possession to the Sydney Office by Friday 18 December 2015.

(b)
not post, disclose or publish any details or information about the fact and circumstances of the Deed or any other matter concerning the same subject matter as that referred to in the Background to this Deed on any social media forum including Facebook, Twitter or LinkedIn;

Without Prejudice unless and until properly executed by Brad Holman and returned to
Blackbaud Pacific Pty Ltd

(c)	amend his LinkedIn profile, upon receipt of the Settlement Payment, to make it clear that he is no longer employed by Company and no longer performs work for the Company in any capacity.

5.	Release and Discharge

5.1
In consideration of this Deed and the promise to make the Settlement Payment, the Employee releases and forever discharges the Company and the Group from all and any Claims arising from or in connection with the Employment and the Employment Separation.

6.	Confidentiality of Deed

6.1
The parties to this Deed each agree that the fact and circumstances of the Deed are strictly confidential and they will maintain confidentiality in relation to the terms of settlement contained in this Deed and must not disclose those matters to any person, directly or indirectly, except:

(a)	as required by law;

(b)	for the purpose of obtaining financial or legal advice;

(c)	for the purpose of enforcing this Deed,
without the prior written consent of the other parties.

6.2	The Employee acknowledges that the confidentiality obligations in his contract of employment dated July, 2015 survive the termination of his employment.

7.	Non Disparagement

7.1	The Employee will not make or publish any adverse, disparaging or other comments that are intended to have the effect of bringing the Company, its officers, employees, agents into disrepute.

7.2
The Employee is to direct all enquiries regarding the Employment to John Mistretta, who will confirm the matters contained in the Statement of Service. If asked any further questions, John Mistretta will say that the Company's policy is not to provide verbal references, and that it wishes to add nothing further over what it has written in the Statement of Service.

Without Prejudice unless and until properly executed by Brad Holman and returned to
Blackbaud Pacific Pty Ltd

8.	Warranties
The Employee warrants that:

(a)	he enters into this Deed voluntarily and bears his own costs in respect of executing the Deed;

(b)	he has had the opportunity to obtain legal advice as to the significance and effect of executing this Deed;

(c)	he understands the legal significance and effect of executing this Deed;

(d)
the Company (and any of its officers, employees, servants, agents or advisers) has not made any promise, representation or inducement or been party to any conduct material to the Employee entering into this Deed other than as set out in this Deed; and

(e)	he is aware that the Company is relying upon these warranties.

9.	Bar to Proceedings
This Deed may be pleaded as a full and complete defence by a party, including as a bar to any Claim commenced, continued or taken by or on behalf of the other party in connection with any of the matters referred to in this Deed.

10.	Benefit
As well as the Company, each member of the Group has the benefit of the Deed and may independently enforce it against the Employee.

11.	General

11.1	This Deed contains the entire understanding of the parties about, and supersedes all previous communications on, the matters referred to or contained in this Deed.

11.2	This Deed may consist of a number of counterparts and if so, the counterparts taken together constitute one and the same Deed.

11.3	This Deed cannot be amended or varied except in writing signed by the parties.

12.	Governing Law
This Deed is governed by and is to be interpreted in accordance with the laws of the State of New South Wales and each party submits to the exclusive jurisdiction of the State of New South Wales and the Commonwealth of Australia.

Without Prejudice unless and until properly executed by Brad Holman and returned to
Blackbaud Pacific Pty Ltd

Executed as a Deed.

Executed by Blackbaud Pacific Pty Ltd ACN 095 925 170in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Anthony Boor
Signature of director

Anthony Boor
Name (please print)

Signed, sealed and delivered by Brad Holman in the presence of:	) ) )

/s/ Andrew Stevens		/s/ Brad Holman
Signature of Witness		Signature of Brad Holman

Andrew Stevens
Name (please print)

Without Prejudice unless and until properly executed by Brad Holman and returned to
Blackbaud Pacific Pty Ltd

Schedule 1
Settlement Payment;

AU$ Amount
Redundancy Pay (10 weeks)	$75,388
Additional Severance Pay	$513,642
Total	$588,030

Settlement Terms;

1.	The Employee will remain active and in his current role up to and including 31 October 2015, and remain available for calls as required from 1 November to 31 December 2015.

2.	The 3 month contractual notice period has been served and ends on 31 December 2015

3.	All Accrued Annual Leave is deemed to have been taken during the period 1 November to 31 December.

4.	Accrued Long Service Leave will be paid out as the employee has in excess of 5 years service.

5.	Service Based LTIP Allocations due to vest in February 2016 and November 2016 (see below) will be accelerated, vesting on 31 December 2015;

Grant Date	LTIP Type	Number of Shares	Original Vest Date
06-Nov-12	RSU	2,562	06-Nov-16
06-Nov-12	SAR*	20,126	06-Nov-16
06-Nov-13	RSU	3,247	06-Nov-16
14-Feb-14	PRSU**	4,572	14-Feb-16
13-Feb-15	RSU	2,851	13-Feb-16

* Note, SAR’s must be exercised within 90 days of 31 December 2015
**PRSU’s granted are time based only as performance was achieved in 2014

Without Prejudice unless and until properly executed by Brad Holman and returned to
Blackbaud Pacific Pty Ltd

6.	Performance Based LTIP Allocations due to vest in February 2016 (see below) will be accelerated if the appropriate performance has been achieved based on unaudited results as at 31 December 2015

Grant Date	LTIP Type	Number of Shares	Original Vest Date
13-Feb-15	PRSU	3,803	13-Feb-16

7.	All other unvested LTIP allocations will be forfeited (2017-2019).

8.
You will not be eligible for your 2015 Bonus. However, if achievement under your bonus plan exceeds 100% of target, you will be paid the excess amount over 100% of your On Target Bonus amount. Any such payments would be calculated in line with the IBU and Corporate bonus plans, and will be paid by the end of March 2016, subject to normal payroll deductions.